EXHIBIT 99.1


                         FORM 3 JOINT FILER INFORMATION


NAME:  TO CHAU SUM

RELATIONSHIP OF REPORTING PERSON TO ISSUER: SOLE SHAREHOLDER

ADDRESS: 13/F, SHUM TOWER, 268 DES VOEUX ROAD CENTRAL
         HONG KONG, CHINA  999077

DESIGNATED FILER: EXCEL PROFIT GLOBAL GROUP LIMITED

ISSUER AND TICKER SYMBOL: CHINA ELECTRIC MOTOR, INC. [NONE]

DATE OF EVENT REQUIRING STATEMENT: MAY 6, 2009



SIGNATURE:

                /s/ To Chau Sum
                ------------------------
                TO CHAU SUM